Exhibit 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TEKINSIGHT.COM, INC.

     TekInsight.com, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     1. The name of the corporation is TekInsight.com, Inc. The original certificate of incorporation of the Corporation (the "Original Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware and adopted on May 12, 1989, under the name Universal Self Care, Inc., restored and revived on July 24, 1991, and amended on October 21, 1992, October 21, 1997, February 4, 1998 and November 30, 1999,

     2. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") amends and restates in its entirety the Corporation's Original Certificate of Incorporation and subsequent amendments thereto and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and approved by the stockholders of the Corporation at a special meeting of stockholders held on November 20, 2001 and duly executed and acknowledged by the officers of the Corporation in accordance with Section 103 of the DGCL.

     3. At 5:30 p.m. on December 27, 2001 (the "Effective Time"), each share of the Corporation's common stock, $.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, $0.0001 par value per share (the "Class A Common Stock") authorized by paragraph (A) of Article FOURTH of the
Certificate of Incorporation, without any action by the holder thereof (the "Reclassification"). Each Certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class A Common Stock into which the share or shares of Old Common Stock represented by such certificates shall have been reclassified.

     4. The Original Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST:   The name of the corporation is DynTek, Inc.

     SECOND: Its registered office and place of business in the State of Delaware is to be located at 615 South DuPont Highway, Dover, Kent County, Delaware 19901. The Registered Agent in charge at such address is National Corporate Research, Ltd.

     THIRD:   The  purpose  of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

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                                      -2-


     FOURTH:  A.       Authorized  Shares.  The Corporation  shall be authorized
to issue 100,000,000 shares of stock, of which (i) 70,000,000 shares shall be shares of Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), and 20,000,000 shall be shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) 10,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

              B.      Preferred Stock.

                      (1) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

                              (a)     the  designation  of the class or  series,
which may be by distinguishing number, letter or title;

                              (b)     the  number  of  shares  of  the  class or
series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

                              (c)     the  rate of any  dividends  (or method of
determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                              (d)     whether  dividends,   if   any,  shall  be
cumulative or noncumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series shall cumulate;

                              (e)     if the shares  of  such  class  or  series
may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the

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                                      -3-


happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

                              (f)      the  amount  payable out of the assets of
the Corporation to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                              (g)      provisions,  if any, for  the  conversion
or exchange of the shares of such class or series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                              (h)     restrictions on the  issuance of shares of
the same class or series or of any other class or series of capital stock of the Corporation, if any; and

                              (i)      the voting rights and powers, if any,  of
the holders of shares of the class or series.

                       (2)      The  Certificate of   Designations,  Preferences
and Relative, Participating, Optional or Other Special Rights of Series A Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof previously filed by the Corporation on August 11, 2000 pursuant to the DGCL is incorporated by reference and attached as Exhibit A and remains in full force and effect; provided, however, that each reference therein to shares of Common Stock, par value $0.0001 per share, shall mean the Class A Common Stock.

              C.      Common Stock.  The   following   is  a  statement  of  the
relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

                       (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                       (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore and shall share equally on a per share basis in all such dividends and other distributions. In
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                                      -4-

the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

                       (3) (a) At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his, her or its name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation; provided, however, that so long as the holders of Class B Common Stock shall have the right to nominate and elect the Class B Directors (as defined below) as provided in Article FOURTH, paragraph D below, such holders shall not have the right to vote on the election of directors of the Corporation other than the Class B Directors. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common
Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                               (b)      Except  as  otherwise  provided  by law,
and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (C)(3)(a) above); provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.
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                                      -5-

                               (c)     Every  reference in this  Certificate  of
Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                               (d)      At  any  meeting  of  stockholders,  the
presence in person or by proxy of the holders of a majority of the voting power of the shares of the Corporation issued and outstanding and entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

                       (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph
(C)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                       (5) Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

                       (6) (a) Upon the request of a holder of Class B Common Stock or upon the voluntary or involuntary sale, exchange, assignment, transfer, attempted transfer, devise, bequest, or other disposal, or pledge, hypothecation, or other encumbrance (each, a "Transfer") of shares of Class B Common Stock other than a Transfer of shares of Class B Common Stock representing a majority of the shares of Class B Common Stock outstanding at such time in a single transaction, such shares of Class B Common Stock so requested to be converted or so Transferred shall be automatically converted to shares of Class A Common Stock, on a one share to one share basis; provided, however, that if a majority of the shares of Class B Common Stock initially outstanding are converted to shares of Class A Common Stock, the remaining outstanding shares of Class B Common Stock shall be automatically converted to shares of Class A Common Stock on a one share to one share basis (any conversion of shares of Class B Common Stock to shares of Class A Common Stock is referred to herein as a "Conversion"). At the time of a Conversion, the record holder of the shares of Class B Common Stock to be converted shall deliver to the principal office of the Corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such Conversion are to be issued and including instructions for the delivery thereof. Notwithstanding the foregoing sentence, conversion shall be deemed to have been effected at the time specified in the request for Conversion or upon the Transfer, as the case may be, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Corporation to issue such shares of Class A Common Stock, and thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such Conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

                               (b)      Upon any conversion of shares of Class B
Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph, any dividend for which the record date or payment date shall be subsequent to such conversion and/or which may have been declared on the shares of Class B Common Stock so converted, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                               (c)     The   Corporation   shall  at  all  times
reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable and free from liens and charges, other than those created by the holder thereof. The Corporation shall take all action as may be necessary to ensure that all
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                                      -7-

such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed.

                               (d)   The Corporation will not be required to pay
any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock, and no such issue or delivery shall be made unless and until the person effecting such transfer has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                       D.      Class B  Common Stock.       As long as there are
outstanding shares of Class B Common Stock that represent five percent (5%) or more of all outstanding shares of Common Stock of the Corporation, holders of Class B Common Stock shall have the following rights in addition to any rights provided by the DGCL:

                      (1) Any amendment, alteration, change or repeal, direct or indirect, of this Article FOURTH, paragraph D shall require the affirmative vote of the holders of shares of not less than a majority of the voting power of the Class B Common Stock of the Corporation, voting together as one class.

                      (2) Holders of Class B Common Stock, voting as a single class, shall have the right to nominate and elect such proportion of the total number of members of the Board of Directors as the total number of outstanding shares of the Class B Common Stock represents to the total number of outstanding shares of all Common Stock; provided, that, any fractional amount in the number of directors to be elected by the holders of the Class B Common Stock resulting from the foregoing calculation shall be rounded up to the nearest whole number, based on the fractional amount involved (the "Class B Directors"); provided, however, that in no event shall the Class B Directors constitute a majority of the directors then in office. Any vacancy relating to a Class B Director shall be filled by a majority vote of the remaining Class B Directors or a nominee selected by holders of a majority of the voting power of Class B Common Stock.

                      (3) Holders representing a majority of the voting power of the outstanding Class B Common Stock shall have the right to call a special meeting of stockholders.

                      (4) Except as specified in Article FOURTH, Paragraph C(3)(a) or clauses (1) - (3) above and any other matters as to which holders of Class B Common Stock have the right to vote separately as a class under the DGCL, holders of Class B Common Stock shall have the right to vote on any matter as to which holders of Class A Common Stock have the right to vote. With regard to any such matter, holders of Class B Common Stock shall vote together with holders of Class A Common Stock as a single class.


                  FIFTH:            A.      Stockholder Meetings.

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                                      -8-


                       (1) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

                       (2) Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:

                           (a)      the Chairman of the Board of Directors;

                           (b)      the Vice-Chairman of the Board of Directors;

                           (c)      the President of the Corporation;

                           (d)      a majority of the Board of Directors; or

                           (e)      holders  of a majority  of the voting  power
of Class B Common Stock pursuant to Article FOURTH, paragraph D.

                       B. Written Consent. Except as may be otherwise provided in a resolution or resolutions providing for any class or series of stock other than Common Stock with respect to action by written consent by holders of such class or series of stock, any action required or permitted to be taken at any annual or special meeting of the stockholders may be effected by written consent of such stockholders pursuant to Section 228 of the DGCL.

             SIXTH: A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

                      B. Number of Directors. The Board of Directors shall initially consist of seven (7) directors, which number of directors may be increased or decreased from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, including at least one Class B Director, if any.

                      C. Removal of non-Class B Directors. Any director, other than a Class B Director, may be removed from office at any time, only for cause (as defined by the Corporation's Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Common Stock.

                      D. Removal of Class B Directors. Any Class B Director may be removed from office at any time, with or without cause (as defined by the Corporation's Bylaws), by the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the Class B Common Stock.

                      E.      Meetings of  the  Board  of  Directors.   Meetings
of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

             SEVENTH: A director of the Corporation shall, to the maximum extent permitted by the laws of the State of Delaware, as now or hereafter in effect, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     Any repeal or modification of the laws of the State of Delaware, as now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

             EIGHTH:  A.       Certain  Acknowledgments.  The provisions of this
Article EIGHTH shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to any Significant Stockholder and Affiliated Companies (as defined below in this Article EIGHTH) thereof, in recognition and anticipation that:

                       (1) the directors, officers and/or employees of a Significant Stockholder or of Affiliated Companies thereof may serve as directors and/or officers of the Corporation;

                       (2) the Significant Stockholder and the Affiliated Companies thereof engage, are expected to continue to engage, and may in the future engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage;

                       (3) the Corporation and Affiliated Companies thereof will or may engage in material business transactions with the Significant Stockholder and Affiliated Companies thereof; and

                       (4) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation, the Significant Stockholder and the Affiliated Companies of each, and the duties of any directors or officers of the Corporation who are also or have been directors, officers or employees of the Significant Stockholder or Affiliated Companies thereof, be determined and delineated in respect of any agreements, arrangements or transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and the Significant Stockholder and Affiliated Companies thereof, on the other hand.

     Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

     The provisions of this Article EIGHTH are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of Incorporation. Any agreement, arrangement, transaction or business relationship which does not comply with the procedures set forth in this Article EIGHTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                       B. Certain Agreements, Arrangements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements), arrangements or transactions with the Significant Stockholder or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, agree to or do engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to or do compete, or refrain from competing or limit or restrict their competition, with each other, including allocating and causing their respective directors, officers and employees (including any who are or have been directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, arrangement or transaction shall be considered void or voidable solely (i) due to the nature of the parties thereto or due to the existence of circumstances as described in paragraph (A) of this Article EIGHTH or (ii) because any one or more of the officers or directors of the Corporation who are also or have been directors or officers of the Significant Stockholder or any Affiliated Companies thereof are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose. No such agreement, arrangement or transaction or the performance thereof by the Corporation or the Significant Stockholder or any Affiliated Company thereof shall be considered
(i) contrary to any fiduciary duty or duty of loyalty that the Significant Stockholder or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation by reason of the Significant Stockholder or any Affiliated Company thereof being a Significant Stockholder of the Corporation or participating in control of the Corporation or any Affiliated Company thereof or
(ii) contrary to any fiduciary duty or duty of loyalty of any director or officer of the Corporation who is also or has been a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof to the Corporation or such Affiliated Company or any stockholder or other owner of an equity interest therein. In addition, with respect to any such agreement, arrangement or transaction, the directors and officers of the Corporation who are also or have been directors and officers of the Significant Stockholder or any Affiliated Company thereof (i) shall have fully satisfied their fiduciary duties to the Corporation and the stockholders, (ii) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

                       (1) such agreement, arrangement or transaction shall have been approved (a) by the Board of Directors by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons (as defined below in this Article EIGHTH) in respect of such agreement, arrangement or transaction or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such agreement, arrangement or transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement, arrangement or transaction and to whom the authority to approve such agreement, arrangement or transaction has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(1)(a) of this Article EIGHTH for approval of such agreement, arrangement or transaction by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(1)(b) of this Article EIGHTH for approval of such agreement, arrangement or transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement, arrangement or transaction has been so delegated; provided, however, that, before approval of such agreement, arrangement or transaction, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Significant Stockholder or such Affiliated Company thereof, on the other hand, and the material terms and facts as to such agreement were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval of such agreement, arrangement or transaction, as the case may be; or

                       (2) such agreement, arrangement or transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

                       (3) such agreement, arrangement or transaction was approved by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Significant Stockholder and any Affiliated Company thereof and any Interested Person in respect of such agreement, arrangement or transaction; or

                       (4) in the case of any such agreement, arrangement or transaction that did not satisfy the requirements of clause (1), (2) or (3) of this paragraph (B), such agreement, arrangement or transaction shall have been approved or ratified by (a) the Board of Directors of the Corporation by the affirmative vote of a majority of the directors (even though less than a quorum) who are not Interested Persons in respect of such agreement, arrangement or transaction or (b) by a committee of the Board of Directors constituted solely of directors who are not Interested Persons in respect of such agreement, arrangement or transaction by the affirmative vote of a majority of the members of such committee or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement, arrangement or transaction and to whom the authority to approve such agreement, arrangement or transaction has been delegated either by the Board of Directors by the same affirmative vote required by paragraph (B)(4)(a) of this Article EIGHTH for approval of such agreement, arrangement or transaction by the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by paragraph (B)(4)(b) of this Article EIGHTH for approval of such agreement, arrangement or transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement, arrangement or transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and the Significant Stockholder or such Affiliated Company thereof, on the other hand, and the material facts as to such agreement, arrangement or transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such agreement, arrangement or transaction, as the case may be; or

                       (5) in case of any such agreement, arrangement or transaction that did not satisfy the requirements of clause (1), (2), (3) or (4) of this paragraph (B), such agreement, arrangement or transaction was approved or ratified by the affirmative vote of the holders of a majority of the voting power of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of the Significant Stockholder and any Affiliated
Company thereof and any Interested Person in respect of such agreement, arrangement or transaction.

     Neither the Significant Stockholder nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty or duty of loyalty to refrain from entering into any agreement or participating in any agreement, arrangement or transaction that meets the requirements of any of clauses (1), (2), (3), (4) or
(5)  of  this  paragraph  (B)  and  no  director,  officer  or  employee  of the
Corporation who is also or has been a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof shall have or be under any fiduciary duty or duty of loyalty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement, arrangement or transaction or performing any such agreement, arrangement or transaction in accordance with its terms. The failure of any agreement, arrangement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such agreement, arrangement or transaction to constitute any breach of any fiduciary duty or duty of loyalty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by the Significant Stockholder or such Affiliated Company thereof or by any director or officer of the Corporation, the Significant Stockholder or any of their respective Affiliated Companies.

     Directors of the Corporation who are also or have been directors, officers or employees of the Significant Stockholder or an Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the agreement, arrangement or transaction. Common Stock owned by the Significant Stockholder and any Affiliated Companies may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the agreement, arrangement or transaction.

     The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform one or more agreements (or modifications or supplements of pre-existing agreements), arrangements or transactions with one or more officers or directors of the Corporation. With respect to any such agreement, arrangement or transaction, any director or officer of the Corporation party thereto (i) shall have fully satisfied his or her fiduciary duties to the Corporation and the stockholders,
(ii) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) shall be deemed not to have breached his or her duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the conditions specified in clauses (1), (2), (3), (4) or (5) of this paragraph B, have been satisfied with respect to such agreement, arrangement or transaction. The failure of any agreement, arrangement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and any officers or directors of the Corporation, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such agreement, arrangement or transaction to constitute any breach of any fiduciary duty or duty of loyalty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by any director or officer of the Corporation, the Significant Stockholder or any of their respective Affiliated Companies.

     For purposes of this Article EIGHTH, any agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be an agreement, arrangement or transaction with the Corporation.

                       C.      Corporate Opportunities.

                      (1) The Significant Stockholder and its Affiliated Companies shall have no fiduciary duty, duty of loyalty or other duty not to (i) engage in the same or similar activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation or
(iii) employ or otherwise engage any officer or employee of the Corporation, and none of the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof shall be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary duty or duty of loyalty by reason of any such activities of the Significant Stockholder or any Affiliated Company thereof or of such person's participation therein. In the event that the Significant Stockholder or any Affiliated Company thereof acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Significant Stockholder or any Affiliated Company thereof and the Corporation, neither the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) shall have any duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary duty or duty of loyalty by reason of the fact that the Significant Stockholder or any Affiliated Company thereof pursues or acquires such corporate opportunity for itself or the Significant Stockholder or any of its Affiliated Companies or any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation.

                       (2) For the purposes of this Article EIGHTH, "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Significant Stockholder or any Affiliated Company or its officers or directors, will be brought into conflict with that of the Corporation.

                       (3) If any agreement, arrangement or transaction between the Corporation and the Significant Stockholder and any Affiliated Company involves a corporate opportunity and is approved in accordance with the procedures set forth in paragraph (B) of this Article EIGHTH, the officers and directors of the Corporation, the Significant Stockholder and any Affiliated Company and their officers and directors shall (even if such officers and directors are also officers and directors of the Corporation) also for the purposes of this Article EIGHTH and the other provisions of this Certificate of Incorporation and the provisions of the By-laws (a) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders or other owner of an equity interest therein, (b) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (c) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders or other owner of an equity interest therein and not to have derived an improper personal benefit therefrom. Any such agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article EIGHTH, this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

                       D. Modification. No alteration, amendment or repeal of any provision of this Article EIGHTH shall terminate the effect of such provisions or eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                       E.      Certain   Definitions.    For  purposes  of  this
Article  EIGHTH,  the following definitions shall apply:

                      (1) "Affiliated Company" shall mean in respect of the Significant Stockholder any company which controls, is controlled by or is under common control with the Significant Stockholder (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

                      (2) "Interested Person" in respect of an agreement, arrangement or transaction referred to in paragraph (B) of Article EIGHTH shall mean any present or former director, officer or employee of the Significant Stockholder or an Affiliated Company thereof and any person who has a financial interest that is material to such person in the Significant Stockholder or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement, arrangement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of the Significant Stockholder or an Affiliated Company thereof;

                      (3) "Significant Stockholder" shall mean a holder or beneficial owner, in the aggregate, of at least a majority of Class B Common Stock.

     NINTH: The books of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, in a summary way, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH: The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed, subject to the provisions of this Certificate of Incorporation, by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office, subject to the powers of the Class B Directors as set forth in the Bylaws; or (2) the affirmative vote of at least a majority of the voting power of the Common Stock; provided, however, that any change in the Bylaws that affects the Class B Directors or the Class B Common Stock shall be approved by a majority of the voting power of the Class B Common Stock.

     TWELFTH: A.       General Right to Amend Certificate of Incorporation.

                       (1) The Coporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (A)(1).

                       (2) Subject to the provisions of paragraph (B) below, the rights of the holders of Preferred Stock and the other provisions of this Certificate of Incorporation, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of Common Stock.

                       B. Amendment of this Article. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all Common Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

     THIRTEENTH: The Corporation shall have perpetual existence.

     IN WITNESS WHEREOF, this Certificate of Incorporation which restates, integrates and amends the provisions of the Original Certificate of Incorporation of the Corporation and subsequent amendments thereto, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by an authorized officer of the Corporation this 27th day of December, 2001.

                                            TEKINSIGHT.COM, INC.


                                            By:        /s/  Steven J. Ross
                                               ---------------------------------
                                                 Name:  Steven J. Ross
                                                 Title:  Chief Executive Officer